Exhibit 4.1

SAMSONITE CORPORATION

8-7/8% SENIOR SUBORDINATED NOTES DUE 2011

SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 6, 2006

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

AS TRUSTEE

SUPPLEMENTAL INDENTURE, dated as of December 6, 2006 (this “Supplemental Indenture”), between SAMSONITE CORPORATION, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, (as successor to The Bank of New York) as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of June 9, 2004 (the “Indenture”), pursuant to which the Company issued its 8-7/8% Senior Subordinated Notes Due 2011 (the “Notes”);

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the proposed amendments to the Indenture (the “Proposed Amendments”);

WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Company has distributed an Offers to Purchase and Consent Solicitations Statement, dated November 21, 2006 (the “Statement”), to the Holders of the Notes in connection with the Proposed Amendments as described in the Statement;

WHEREAS, the Holders of not less than a majority in aggregate principal amount of the Notes outstanding have approved the Proposed Amendments to the provisions of the Indenture; and

WHEREAS, the execution and delivery of this instrument have been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1.          AMENDMENTS TO ARTICLE 1—DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Upon the effective date, certain definitions shall be deemed deleted when references to such definitions would be eliminated as a result of the amendments described herein.

ARTICLE 2.          AMENDMENTS TO ARTICLE 4—COVENANTS

Section 2.01.  Section 4.02 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.02.             Intentionally omitted.

Section 2.02.  Section 4.03 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.03.             Intentionally omitted.

Section 2.03.  Section 4.04(b) of the Indenture is hereby amended to read in its entirety as set forth below:

 (b)                             Intentionally omitted.

Section 2.04.  Section 4.05 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.05.             Intentionally omitted.

Section 2.05.  Section 4.06 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.06.             Intentionally omitted.

Section 2.06.  Section 4.07 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.07.             Intentionally omitted.

Section 2.07.  Section 4.08 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.08.             Intentionally omitted.

Section 2.08.  Section 4.09 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.09.             Intentionally omitted.

Section 2.09.  Section 4.10 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.10.             Intentionally omitted.

Section 2.10.  Section 4.12 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.12.             Intentionally omitted.

Section 2.11.  Section 4.13 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.13.             Intentionally omitted.

Section 2.12.  Section 4.16 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.16.             Intentionally omitted.

Section 2.13.  Section 4.17 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.17.             Intentionally omitted.

Section 2.14.  Section 4.18 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 4.18.             Intentionally omitted.

ARTICLE 3.          AMENDMENTS TO ARTICLE 5—SUCCESSOR CORPORATION

Section 3.01.  Section 5.01 of the Indenture is hereby amended to read in its entirety as set forth below:

Section 5.01.             Intentionally omitted.

ARTICLE 4.          AMENDMENTS TO ARTICLE 6—DEFAULTS AND REMEDIES

Section 4.01.  Section 6.01(3) of the Indenture is hereby amended to read in its entirety as set forth below:

(3)           Intentionally omitted.

Section 4.02.  Section 6.01(4) of the Indenture is hereby amended to read in its entirety as set forth below:

(4)           Intentionally omitted.

Section 4.03.  Section 6.01(5) of the Indenture is hereby amended to read in its entirety as set forth below:

(5)           Intentionally omitted.

Section 4.04.  Section 6.01(6) of the Indenture is hereby amended to read in its entirety as set forth below:

(6)           Intentionally omitted.

Section 4.05.  Section 6.01(7) of the Indenture is hereby amended to read in its entirety as set forth below:

(7)           Intentionally omitted.

ARTICLE 5.          AMENDMENTS TO ARTICLE 9—DISCHARGE OF INDENTURE; DEFEASANCE

Section 5.01.  Section 9.04(2) of the Indenture is hereby amended to read in its entirety as set forth below:

(2)           Intentionally omitted.

Section 5.02.  Section 9.04(4) of the Indenture is hereby amended to read in its entirety as set forth below:

(4)           Intentionally omitted.

Section 5.03.  Section 9.04(6) of the Indenture is hereby amended to read in its entirety as set forth below:

(6)           Intentionally omitted.

Section 5.04.  Section 9.04(7) of the Indenture is hereby amended to read in its entirety as set forth below:

(7)           Intentionally omitted.

ARTICLE 6.          AMENDMENTS TO THE NOTES

Section 6.01.  The Notes include certain of the foregoing provisions from the Indenture. Upon the effective date, such provisions from the Notes shall be deemed deleted.

ARTICLE 7.          MISCELLANEOUS

Section 7.01.  The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

Section 7.02.  All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

Section 7.03.  Upon execution and delivery of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control. Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall not become operative until the date upon which the Company accepts the Notes for purchase and payment pursuant to the Statement.  The Company shall promptly notify the Trustee in writing that this Supplemental Indenture has become operative.

Section 7.04.  Each of the Company and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended and supplemented by this Supplemental Indenture.

Section 7.05.  All covenants and agreements in this Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 7.06.  In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.07.  Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 7.08.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

Section 7.09.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

Section 7.10.  All provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 7.11.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

SAMSONITE CORPORATION

By:	/s/ Richard H. Wiley
	Name:	Richard H. Wiley
	Title:	Chief Financial Officer, Treasurer and Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Michelle Larios-Escobedo
	Name:	Michelle Larios-Escobedo
	Title:	Assistant Treasurer

[Signature Page to 8-7/8% Senior Subordinated Notes Supplemental Indenture]